UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2012

Dillard’s, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6140	71-0388071
(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Cantrell Road Little Rock, Arkansas	72201
(Address of Principal Executive Offices)	(Zip Code)

(501) 376-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

Dillard’s, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 19, 2012, at which stockholders considered and approved the following items:

1.     Election of Directors

	Votes For	Votes Against	Votes Abstained	Broker Non- Votes
Class A. Nominees:
R. Brad Martin	38,418,082	988,902	15,713	2,236,415
Frank R. Mori	37,974,203	1,433,271	15,223	2,236,415
J.C. Watts, Jr.	38,435,200	972,689	14,808	2,236,415
Nick White	37,983,361	1,420,281	19,055	2,236,415

Class B Nominees:
Robert C. Connor	4,010,760	—	—	—
Alex Dillard	4,010,760	—	—	—
Mike Dillard	4,010,760	—	—	—
William Dillard, II	4,010,760	—	—	—
James I. Freeman	4,009,968	792	—	—
H. Lee Hastings, III	4,009,968	792	—	—
Drue Matheny	4,009,968	—	792	—
Warren A. Stephens	4,009,968	—	792	—

Other Proposals

	Votes For	Votes Against	Votes Abstained
2. Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2012:	45,600,567	51,704	17,601

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILLARD’S, INC.

DATED: May 23, 2012	By:	/s/ James I. Freeman
	Name:	James I. Freeman
	Title:	Senior Vice President & Chief Financial Officer